UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2021

Conagra Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Merchandise Mart Plaza, Suite 1300 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	CAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2021, Conagra Brands, Inc. (“Conagra”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of July 11, 2018 (the “Existing Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), by and among Conagra, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent for the lenders. The Amendment (i) modifies the Existing Credit Agreement’s consolidated funded debt to EBITDA financial covenant (to require a ratio of not greater than 4.50:1.00 on a rolling four fiscal quarter basis) and lien covenant and (ii) makes certain other market updates to the Existing Credit Agreement; all other material provisions thereof remain unchanged.

Certain of the lenders party to the Amended Credit Agreement, and their respective affiliates, have performed, and may in the future perform, for Conagra and its subsidiaries various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, or may receive, customary fees and expense reimbursements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Executive Vice President, General Counsel
and Corporate Secretary

Date: July 13, 2021